AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT ("Third Amendment") is dated as of the 1 October 2018 between **BUCKS COUNTY BIOTECHNOLOGY CENTER, INC.**, a Pennsylvania nonprofit corporation ("Lessor") and **TIZIANA THERAPEUTICS INC** ("Lessee") (collectively, the "Parties").

WITNESSETH:

WHEREAS, by Lease Agreement (the "Lease") effective 1 February 2017, Lessor leased to Lessee approximately 427.50 square feet of office space being part 3705 Old Easton Road, Doylestown, Buckingham Township, Bucks County, Pennsylvania (the "Building"), which space (the "Leased Premises") is more particularly described in the Lease; and

WHEREAS, Lessor and Lessee previously amended the lease in accordance with the terms of the First Amendment, dated 6 December 2017

WHEREAS, Lessor and Lessee previously amended the lease in accordance with the terms of the Second Amendment, dated 1 August 2018

WHEREAS, Lessor and Lessee desire to modify the Lease in accordance with the terms of this Third Amendment.

NOW THEREFORE, in consideration of the mutual covenants and premises contained herein, as well as other good and valuable consideration, and intending to be legally bound hereby, the Parties hereto agree as follows;

1. Premises. Pursuant to Section 1 of the original Lease, Lessor and Lessee hereby agree that the Lessee will relinquish office 2220 as of 1 October 2018 and occupy office 2213.

2. Extension of Lease: Pursuant to Section 2 of the original Lease, Lessor and Lessee hereby agree to extend the Lease Term (which will currently expire on 31 January 2019) until 31 January 2020 ("extension period), provided that, at the time of commencement of the extension period, an Event of Default does not exist nor has any event occurred and is continuing which, with the passage of time or the giving of notice, will become an Event of Default.

3. Rent. Lessee shall continue to pay the Rent monthly at the adjusted amount provided for in Exhibit "D" attached.

4. Lease Otherwise in Full Force and Effect and Unmodified. Except as expressly provided herein, the Lease shall remain in full force and effect in accordance with its terms (as amended herein).

5. Capitalized Terms. Terms capitalized in this Third Amendment (unless otherwise defined herein) shall have the meanings set forth in the Lease.

6. Binding Effect. This Third Amendment will bind and inure to the benefit of the successors and assigns of the Parties hereto and will be governed in accordance with the laws of the Commonwealth of Pennsylvania.

7. Entire Agreement. This Third Amendment sets forth the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby.

8. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same agreement.

9. Facsimile Signatures Are Binding. It is agreed that a copy of this Third Amendment bearing a facsimile (faxed) version of a party's signature shall have the same force and effect as a copy bearing the party's original signature.

10. Recitals Constitute a Part of this Amendment. The recitals in this Amendment are a part of this Third Amendment and are incorporated herein.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the authorized representatives of the Parties have signed this Third Amendment as of the date above provided.

LESSEE:

TIZIANA THERAPEUTICS INC.

By: [signature]

Name: TIZIANO LAZZARETTI

Title: CFO

Date:

LESSOR:

BUCKS COUNTY BIOTECHNOLOGY CENTER, INC.,

By: [signature]

Name: Louis P Kassa III

Title: EVP/COO

Date: 3-13-19

EXHIBIT "D"

LEASED PREMISES DESCRIPTION

Amended October 1, 2018

Lessee: Tiziana Therapeutics Inc

Point of Contact: Tiziano Lazzaretti Title: CFO

Phone: 207-495-2379 Email: tlazzaretti@tizianalifesciences.com

Orig.Lease Start Date: 2/1/17 End Date: 1/31/20

Type of Space: x Office ☐ Warehouse
☐ Lab ☐ Other

Location: x 3805 Old Easton Road, Doylestown, PA 18902
☐ 3765 Old Easton Road, Doylestown, PA 18902

Room Numbers: Offices 2213,2221,2222

	Leased Ft^2	Rent Expense	CAM/Utilities
Office Space	407.90	12,693.50	2,569.77
Lab Space			
Warehouse			
Other			
Annual Charges		12,693.50	2,569.77
Monthly Charges		1,057.79	214.15

Security Deposit: $1,058.00 Total monthly charge $1,271.94

*CAM/Utilities are estimated for the current year. Lessee Approval: ________